SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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American Technology Corporation

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AMERICAN TECHNOLOGY CORPORATION

13114 Evening Creek Drive South
San Diego, California 92128
(858) 679-2114

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 28, 2005

TO THE STOCKHOLDERS OF AMERICAN TECHNOLOGY CORPORATION:

              NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AMERICAN TECHNOLOGY CORPORATION, a Delaware corporation (the “Company”), will be held on Thursday, April 28, 2005 at 2:00 p.m. local time at the offices of the Company, 13114 Evening Creek Drive South, San Diego, CA 92128.

1.	To elect directors to serve for the ensuing year and until their successors are elected.

2.	To ratify the selection of BDO Seidman, LLP as the independent registered public accounting firm of the Company for its fiscal year ending September 30, 2005.

3.	To approve the American Technology Corporation 2005 Equity Incentive Plan

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

                The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

                The Board of Directors has fixed the close of business on March 4, 2005, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ Elwood G. Norris
Elwood G. Norris
Chairman of the Board

San Diego, California
March 24, 2005

                ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

AMERICAN TECHNOLOGY CORPORATION

13114 Evening Creek Drive South
San Diego, California 92128
(858) 679-2114

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

To be held April 28, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

                The enclosed proxy is solicited to the holders of Common Stock on behalf of the Board of Directors of American Technology Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on April 28, 2005, at 2:00 p.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at our offices, 13114 Evening Creek Drive South, San Diego, California 92128. We intend to mail this proxy statement, the accompanying proxy card and Notice of Annual Meeting on or about March 24, 2005 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

                We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of our company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

                We have designated a record date of March 4, 2005 for the Annual Meeting. Only stockholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date we had outstanding and entitled to vote 21,099,078 shares of common stock.

                Except as provided below, on all matters to be voted upon at the Annual Meeting, each holder of record of common stock on the record date will be entitled to one vote for each share held. With respect to the election of directors, stockholders may exercise cumulative voting rights, i.e., each stockholder entitled to vote for the election of directors may cast a total number of votes equal to the number of directors to be elected multiplied by the number of such stockholders shares (on an as-converted basis) and may cast such total of votes for one or more candidates in such proportions as such stockholder chooses. However, no stockholder will be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and at least one stockholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. Unless the proxyholders are otherwise instructed, stockholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

                All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders for the purposes of determining the presence of a quorum and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. If you sign your proxy card or broker voting instruction card with no instructions, your shares will be voted in accordance with the recommendations of the Board.

REVOCABILITY OF PROXIES

                Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Chairman of the Board at our principal executive office, 13114 Evening Creek Drive South, San Diego, California 92128, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

                The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2006 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is November 24, 2005.

                Our bylaws also establish an advance notice procedure with respect to certain stockholder proposals and director nominations. If a stockholder wishes to have a stockholder proposal considered at our next annual meeting, the stockholder must give timely notice of the proposal in writing to the Secretary of our company. To be timely, a stockholder’s notice of the proposal must be delivered to, or mailed and received at our executive offices not earlier than January 28, 2006 and not later than February 27, 2006; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the anniversary of the scheduled date of this year’s Annual Meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or, in the event we first make public announcement of the date of such annual meeting fewer than 70 days prior to the date of such annual meeting, the close of business on the 10th day following the day on which we first make public announcement of the date of such meeting.

                A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on our books, of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in his or her capacity as a proponent to a stockholder proposal.

PROPOSAL ONE
ELECTION OF DIRECTORS

                There are five nominees for the five Board positions presently authorized in accordance with our bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal. Each nominee listed below is currently a director of our company. All current directors were elected by the stockholders at our 2004 annual meeting. We encourage our board members to attend our annual meetings of stockholders. All five members of our board attended the 2004 annual meeting of stockholders.

                Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below, subject to the discretionary power to cumulate votes. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

                The five candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE

NOMINEES

                The names of the nominees and certain information about them are set forth below:

Name	Age	Position and Offices	Director Since

Elwood G. Norris	66	Chairman and Director	1980
Kalani Jones	42	President, Chief Operating Officer and Director	2004
Richard M. Wagner	59	Director	1986
David J. Carter	57	Director	1998
Daniel Hunter	54	Director	2001

                Elwood G. Norris, age 66, has been a director of our company since August 1980. Mr. Norris served as Chief Executive Officer from October 2000 until February 2003. He currently serves as Chairman of the Board, an executive position. He served as President from August 1980 to February 1994. Mr. Norris managed our research and development activities as Chief Technology Officer through December 2000. From 1988 to November 1999 he was a director and Chairman of e.Digital Corporation, a public company engaged in electronic product development, distribution and sales. During that period he also held various other executive officer positions at e.Digital. From August 1989 to October 1999 he served as director and held various executive officer positions with Patriot Scientific Corporation, a public company engaged in the development of microprocessor technology. He is an inventor with over 44 U.S. patents, primarily in the fields of electrical and acoustical engineering. He is the inventor of our HyperSonic® Sound and other technologies.

                Kalani Jones, age 42, has been a director of our company since May 2004. He was appointed President in April 2004, and continues to serve also as Chief Operating Officer, a position he has held since September 2003. He joined our company as Vice President of Operations earlier in September 2003. From October 1999 to November 2002 he was Vice President Engineering and Product Operations for Tachyon Inc., a San Diego provider of satellite networking solutions. From 1997 to 1999 he was Senior Director for Program Management at Iomega Corporation, a provider of removable computer storage solutions, and previously held engineering management positions at General Instrument and TRW. >From November 2002 until being recruited by us, Mr. Jones was a self-employed entrepreneur developing technology based remote monitoring solutions. Mr. Jones obtained an M.S.E.E. degree in Digital Communications and Digital Signal Processing from USC in 1988 and a B.S.E.E. in Electrical and Computer Engineering from California State Polytechnic University in 1984.

                Richard M. Wagner, age 59, has been a director of our company since 1986 and served as Secretary from February 1994 to March 1999. Since 1986, Mr. Wagner has been President and CEO of Eidon Inc., a San Diego based company involved in the manufacturing and distribution of liquid mineral supplements. Eidon Inc. is the parent company of The Mortgage Company, a residential and commercial mortgage brokerage firm. Mr. Wagner obtained a B.S. in Business in 1968 and an M.S. in Finance in 1976 from the San Diego State University.

                David J. Carter, age 57, has been a director of our company since September 1998. From January 1999 to January 2000, he was Vice President of Copyright Clearance Center, a copyright licensing service. From 1983 until April 1998, he was employed by AT&T, with his last position as General Manager and Product Development Vice President. He previously served in other positions at AT&T including Business Development Vice President and Consumer Products Marketing Vice President. Prior to his employment with AT&T, he served as a Marketing Research Consultant and Managing Consultant - Marketing and Business Strategy for General Electric Company, a diversified technology, media and financial services company. His career has included technical positions at Temple Barker & Sloane, Inc., a management consulting firm, Decision Research Corp., a marketing research company, and Johnson & Johnson, a manufacturer of health care products and a provider of related services for the consumer, pharmaceutical and medical devices and diagnostics markets. He obtained a B.A. in Mathematics in 1970 and an M.S. in Mathematical Statistics in 1973 from the University of Massachusetts.

                Daniel Hunter, age 54, has been a director of our company since May 2001. Mr. Hunter has been a licensed certified public accountant for over 29 years. He obtained his accounting degree from the University of Utah in 1973. Mr. Hunter has operated his own law offices specializing in business and tax law for over 25 years. He obtained his Juris Doctor degree from the University of Seattle in 1978.

               BOARD AND COMMITTEE MATTERS AND CORPORATE GOVERNANCE MATTERS

Corporate Governance

           We maintain a corporate governance page on our website which includes key information about our corporate governance initiatives, including our Code of Business Conduct and Ethics, our Charters for the committees of the Board of Directors, and our Whistleblower Protection Policy. The corporate governance page can be found at www.atcsd.com, by clicking on “About ATC,” and then on “Corporate Governance.”

           Our policies and practices reflect corporate governance initiatives that are designed to be compliant with the listing requirements of The Nasdaq Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	A majority of our board members are independent of our company and our management;

•	All members of our board committees—the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee—are independent;

•	The independent members of our Board of Directors meet regularly without the presence of management;

•	We have a clear code of business conduct and ethics that applies to our principal executive officers, our directors and all of our employees, and is monitored by our Audit Committee;

•	The charters of the board committees clearly establish their respective roles and responsibilities; and

•	We have a hotline available to all employees, and our Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting controls, or auditing matters.

Board of Directors

                Our Board of Directors currently consists of five directors: Elwood G. Norris (Chairman), Kalani Jones, Richard M. Wagner, David J. Carter and Daniel Hunter. During the fiscal year ended September 30, 2004 our Board of Directors held eleven meetings and acted by unanimous written consent two times. All directors attended at least 75% of the aggregate of the total number of the meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served.

Independence of the Board of Directors

                As required under the Nasdaq Stock Market listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors.

                After review of all relevant transactions or relationships between each director, or any of his family members, and us, our senior management and our independent registered public accounting firm, our Board of Directors has affirmatively determined that Messrs. Wagner, Carter and Hunter are independent directors within the meaning of the applicable Nasdaq listing standards.

Executive Sessions

                As required under Nasdaq listing standards, during the calendar year ended December 31, 2004, our independent directors met at least twice in regularly scheduled executive sessions at which only independent directors were present.

Stockholder Communications with the Board of Directors

                We have adopted a formal process by which stockholders may communicate with our Board of Directors. The Board recommends that stockholders initiate any communications with the Board in writing and send them in care of the investor relations department by mail to our offices, 13114 Evening Creek Drive South, San Diego, CA 92128. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed the investor relations department to forward such correspondence only to the intended recipients; however, the Board has also instructed the investor relations department, prior to forwarding any correspondence, to review such correspondence and, in its discretion, not to forward certain items if they are deemed of a personal, illegal, commercial, offensive or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, that correspondence will be forwarded to the company’s Secretary for review and possible response. This information is also contained on our website at www.atcsd.com.

Information Regarding the Board of Directors Committees

                During the fiscal year ended September 30, 2004, the Board had three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The current charters for the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are included as Annexes 1, 2 and 3. The charters have been adopted, and in some cases amended and restated to, among other things, reflect changes to the Nasdaq listing standards and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The charters can also be found on our website at www.atcsd.com.

Audit Committee

                Our Board of Directors has a separately designated standing Audit Committee established in accordance with Section 3(a)(58) of the Securities Exchange Act of 1934. The Audit Committee oversees our corporate accounting and financial reporting processes. Among other functions, the Audit Committee:

•	evaluates the performance of and assesses the qualifications of the independent registered public accounting firm;

•	engages the independent registered public accounting firm;

•	determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage new independent registered public accounting firm;

•	confers with senior management and the independent registered public accounting firm regarding the adequacy and effectiveness of financial reporting;

•	reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•	resolves any disagreements between management and the independent registered public accounting firm;

•	considers the effectiveness of our company’s internal control system, including information technology security and control;

•	understands the scope of the independent registered public accounting firm’s review of internal control over financial reporting, and obtains reports on significant findings and recommendations, together with management’s responses;

•	monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law;

•	oversees procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	reviews the procedures for communicating the code of business conduct and ethics to our company personnel, and for monitoring compliance therewith;

•	reviews annually the Audit Committee’s written charter and the committee’s performance and reports the same to the board;

•	reviews the financial statements to be included in our Annual Report on Form 10-K as well as interim financial reports;

•	discusses with management and the independent registered public accounting firm the results of the annual audit and the results in our quarterly financial statements; and

•	reviews and approves all related party transactions on an ongoing basis.

                The Audit Committee has the authority to retain special legal, accounting or other advisors or consultants as it deems necessary or appropriate to carry out its duties. The Audit Committee is composed of Messrs. Carter, Hunter (Chair) and Wagner, each of whom served on the Audit Commitment for all of fiscal 2004. The Audit Committee met eight times  during fiscal 2004.

                The Board of Directors annually reviews the Nasdaq listing standards definition of independence for audit committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A) of the Nasdaq listing standards). Our Board of Directors has determined that Daniel Hunter qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. In making such determinations, the Board made a qualitative assessment of Mr. Hunter’s level of knowledge and experience based on a number of factors, including his formal education and experience. See “Report of the Audit Committee.”

Compensation Committee

                The Compensation Committee assists in the implementation of, and provides recommendations with respect to, our general and specific compensation policies and practices for our company’s executives. The Compensation Committee also administers our 2002 Stock Option Plan and if approved, will administer the 2005 Equity Incentive Plan. Among other functions, the Compensation Committee:

•	reviews and approves the performance goals and objectives for executive officers, including our Co-Principal Executive Officers, or PEOs;

•	evaluates the PEOs performances in light of those goals and objectives and recommends to the Board the PEOs compensation levels;

•	recommends to the Board the compensation of executive officers other than the PEOs;

•	reports on executive compensation for inclusion in our company’s proxy statements;

•	reviews annually the Board compensation and makes related recommendations to the Board; and

•	reviews annually the Compensation Committee’s written charter and the committee’s performance and reports the same to the board.

                The Compensation Committee has the authority to retain special legal or other advisors or consultants as it deems necessary or appropriate to carry out its duties. The Compensation Committee is composed of Messrs. Carter, Hunter and Wagner (Chair), each of whom served on the Compensation Committee during fiscal 2004. The Compensation Committee held ten meetings and acted by unanimous written consent two times during fiscal 2004. See “Report of the Compensation Committee.”

                Each member of the Compensation Committee is independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards), an “outside director” as defined in Section 162(m) of the Internal Revenue Code and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934.

Nominating and Governance Committee

                Our Board of Directors established a Nominating and Governance Committee in April 2004. The Nominating and Governance Committee identifies and recommends to the Board individuals qualified to become Board members, reviews and advises the Board with respect to corporate governance principals and policies, and oversees the annual evaluation of the Board’s effectiveness. Among other functions, the Nominating and Governance Committee:

•	identifies, reviews and evaluates candidates to serve on our Board of Directors;

•	makes recommendations to the Board regarding the membership of the committees of our Board;

•	reviews annually the Nominating and Governance Committee’s written charter and the committee’s performance;

•	oversees an annual self-evaluation of our Board;

•	reviews with the Board the requisite skills and criteria for new Board members and the composition of the Board as a whole;

•	oversees a policy for considering shareholder nominees for directors and develops the procedures that must be followed by shareholders in submitting recommendations;

•	evaluates director candidates recommended by the shareholders using the criteria and the principles for director selection;

•	oversees a procedure for shareholders to communicate with the Board;

•	considers conflicts of interest of board members and senior management, and, to the extent a conflict constitutes a related party transaction, refer the approval of such matter to the Audit Committee;

•	oversees director orientation, continuing education programs, director retirement policies and resignation of directors from the Board; and

•	and is responsible for corporate governance principles for our company.

                The Nominating and Governance Committee has the authority to retain special legal or other advisors or consultants as it deems necessary or appropriate to carry out its duties. The Nominating and Governance Committee is currently composed of Messrs. Carter (Chair), Hunter and Wagner, each of whom served on the Nominating and Governance Committee in fiscal 2004. The Nominating and Governance Committee held two meetings  during fiscal 2004.

                All members of the Nominating and Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards).

Consideration of Director Nominees

Director Qualifications

                The Nominating and Governance Committee believes that new candidates for director should have certain minimum qualifications, including having the knowledge, capabilities, experience and contacts that complement those currently existing within our company; ability and qualifications to provide our management with an expanded opportunity to explore ideas, concepts and creative approaches to existing and future issues, and to guide management through the challenges and complexities of building a quality company; ability to meet contemporary public company board standards with respect to general governance; stewardship, depth of review, independence, financial certification, personal integrity and responsibility to stockholders; genuine desire and availability to participate actively in the development of our future; and an orientation toward maximizing stockholder value in realistic time frames. The Committee also intends to consider for new Board members such factors as ability to contribute strategically through relevant industry background and experience, on either the vendor or the end user side; strong current industry contacts; ability and willingness to introduce and open doors to executives of potential customers and partners; current employment as the CEO of an acoustic products, media, advertising, military or government supply company larger than our company; independence from our company and current board members; and a recognizable name that would add credibility and value to our company and its stockholders. The Committee may modify these qualifications from time to time.

Evaluating Nominees for Director

                The Nominating and Governance Committee reviews candidates for director nominees in the context of the current composition of our Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Committee currently considers, among other factors, diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and our company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews such directors’ overall service to our company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Committee also determines whether the nominee must be independent, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. The Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board of Directors by majority vote. To date, neither the Nominating and Governance Committee nor any predecessor to the Committee has paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, neither the Nominating and Governance Committee nor any predecessor to the Committee has rejected a timely director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

Stockholder Nominations

                The Committee applies the same guidelines (described above) to stockholder nominees as applied to nominees from other sources. Any stockholder who wishes to recommend for the Nominating and Governance Committee’s consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate’s name and qualifications in writing to our Chairman of the Board at the following address: 13114 Evening Creek Drive South, San Diego, California 92128.

Code Of Business Conduct And Ethics

                We have adopted a “Code of Business Conduct and Ethics,” a code of ethics that applies to all employees, including our executive officers. A copy of the Code of Business Conduct and Ethics is posted on our website at www.atcsd.com. In the event we make any amendments to, or grant any waivers of, a provision of the Code of Business Conduct and Ethics that applies to the principal executive officer, principal financial officer, or principal accounting officer that requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefor on a Form 8-K or on our next periodic report.

PROPOSAL TWO
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                The Audit Committee has selected BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2005. BDO Seidman, LLP has audited our financial statements since 1995. A representative of BDO Seidman, LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions. Stockholder ratification of the selection of BDO Seidman, LLP is not required by our bylaws or otherwise. However, we are submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will consider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of our company and our stockholders.

                The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of BDO Seidman, LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders for the purpose of determining a quorum and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Audit Fees and Service Fees

                The following table describes fees for professional audit services rendered by BDO Seidman, LLP, our principal independent registered public accounting firm, for the audit of our annual financial statements for the years ended September 30, 2004 and September 30, 2003 and fees billed for other services rendered by BDO Seidman, LLP during those periods.

Type of Fee	2004	2003

Audit Fees (1)	$112,555	$93,013
Audit Related Fees (2)	3,000	29,700
Tax Fees (3)	6,013	—
All Other Fees (4)	3,000	—
Total	$124,568	$122,713

(1)	Audit Fees include the aggregate fees paid by us during the fiscal year indicated for professional services rendered by BDO Seidman, LLP for the audit of our annual financial statements and review of financial statements included in our Forms 10-Q.

(2)	Audit Related Fees include the aggregate fees paid by us during the fiscal year indicated for assurance and related services by BDO Seidman, LLP that are reasonably related to the performance of the audit or review of our financial statements and not included in Audit Fees.

(3)	Tax Fees include the aggregate fees paid by us during the fiscal year indicated for professional services rendered by BDO Seidman, LLP for tax compliance, tax advice and tax planning.

(4)	All Other Fees include the aggregate fees paid by us during the fiscal year indicated for products and services provided by BDO Seidman, LLP, other than the services reported above.

Audit Committee Pre-Approval Policies and Procedures

                All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the registered public accounting firm’s independence. The Audit Committee pre-approves the annual engagement of the principal independent registered public accounting firm, including the performance of the annual audit and quarterly reviews for the subsequent fiscal year, and pre-approves specific engagements for tax services performed by such firm. The Audit Committee has also established pre-approval policies and procedures for certain enumerated audit and audit related services performed pursuant to the annual engagement agreement, including such firm’s attendance at and participation at board and committee meetings; services of such firm associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings, such as comfort letters and consents; such firm’s assistance in responding to any SEC comments letters; and consultations with such firm as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, Public Company Accounting Oversight Board (PCAOB), Financial Accounting Standards Board (FASB), or other regulatory or standard-setting bodies. The Audit Committee is informed of each service performed pursuant to its pre-approval policies and procedures.

                The Audit Committee has considered the role of BDO Seidman, LLP in providing services to us for the fiscal year ended September 30, 2004 and has concluded that such services are compatible with such firm’s independence.

 THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL TWO

ADDITIONAL INFORMATION

MANAGEMENT

                Set forth below is information regarding our executive officers. All executive officers serve at the pleasure of the Board of Directors.

Name	Age	Position
Elwood G. Norris*	66	Chairman of the Board
Kalani Jones*	42	President and Chief Operating Officer
Michael A. Russell	58	Chief Financial Officer and Secretary
Carl Gruenler	51	Vice President of Government and Force
		Protection Systems Group

* Biographical information about Elwood G. Norris and Kalani Jones is set forth under Proposal One above.

Michael A. Russell, age 58, joined us in June 2004 as our Chief Financial Officer. From May 2000 until July 2003, he was the Chief Financial Officer of Metallic Power, Inc, a San Diego developer of zinc-air regenerative fuel cells. From November 1998 until February of 2000, he was the Group Vice President of Finance for the Financial Solutions Group of HNC Software, Inc. (acquired by Fair Isaac Corporation in July 2002), a developer of fraud detection software. Mr. Russell obtained an M.B.A. degree in 1971 and a B.S.E.E. degree in electrical engineering in 1968 from the University of California at Los Angeles (UCLA).

Carl Gruenler, age 51, has served as our Vice President of Government and Force Protection Systems Group since July 2003. During the period from November 2003 until June 2004, he assumed the additional responsibilities of Interim Chief Financial Officer. From May 1998 to June 2003, he served as Smart Wing Program Manager for the Combat Patrol and Reconnaissance Wing as a Captain in the United States Navy Reserve. He was responsible for identifying and developing new integrated systems for physical security/access control, waterside force protection and mobile computing. Mr. Gruenler’s prior business experience includes serving as president of Thomas D. Mangelsen, Inc., a national retail, manufacturing and distribution company; chief financial officer of Automated Monitoring and Control International, Inc., a railroad systems technology company; and a project manager/financial analyst at Union Pacific Railroad. He holds an M.B.A. from the University of Nebraska-Lincoln in 1981 and a B.S. in Business Administration from Oral Roberts University in 1975.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our stock as of February 15, 2005 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of any class of our voting stock.

Title of Class	Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership (1)		Percent of Class (1)

Common Stock	Elwood G. Norris	3,966,515	(2)	18.6%
	13114 Evening Creek Drive
	South
	San Diego, California 92128

Common Stock	Kalani Jones	78,125	(3)	—*	%
	13114 Evening Creek Drive
	South
	San Diego, California 92128

Common Stock	Carl Gruenler	48,375	(4)	*	%
	13114 Evening Creek Drive
	South
	San Diego, California 92128

Common Stock	Bruce Ehlers	—	(5)	—*	%
	13114 Evening Creek Drive
	South
	San Diego, California 92128

Common Stock	Richard M. Wagner	105,000	(6)	*	%
	13114 Evening Creek Drive
	South
	San Diego, California 92128

Common Stock	David J. Carter	78,750	(7)	*	%
	13114 Evening Creek Drive
	South
	San Diego, California 92128

Common Stock	Daniel Hunter	118,000	(8)	*	%
	13114 Evening Creek Drive
	South
	San Diego, California 92128

All directors & executive		4,394,765	(9)	20.3%
officers as a group (7 persons)
—————————
*	Less than 1%.

See below for footnote disclosure.

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated below, this table is based on information supplied by officers, directors and principal stockholders. The inclusion in this table of such shares does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit of, such shares. Percentage of class is based on 21,033,315 shares of common stock outstanding on February 15, 2005. Except as otherwise stated below, each of the named persons has sole voting and investment power with respect to the shares shown (subject to community property laws).

(2)

Includes 3,629,015 shares held by a family trust for which Mr. Norris serves as trustee, 162,500 shares issuable upon exercise of a warrant held by such trust, and 175,000 shares issuable upon the exercise of outstanding stock options within 60 days of February 15, 2005.

(3)	Consists of 78,125 shares issuable upon the exercise of outstanding stock options within 60 days of February 15, 2005.

(4)	Includes 1,500 shares held by spouse and 46,875 shares issuable upon the exercise of outstanding stock options within 60 days of February 15, 2005.

(5)	Mr. Ehlers did not provide share ownership information. To our knowledge, Mr. Ehlers does not beneficially own any shares of our common stock.

(6)	Includes 60,000 shares issuable upon the exercise of outstanding stock options within 60 days of February 15, 2005.

(7)	Includes 55,000 shares issuable upon the exercise of outstanding stock options within 60 days of February 15, 2005.

(8)	Includes 44,500 shares held by spouse, 6,000 shares by Profit Sharing Trust and 50,000 shares issuable upon the exercise of outstanding stock options within 60 days of February 15, 2005.

(9)	Includes 465,000 shares issuable upon the exercise of outstanding stock options within 60 days of February 15, 2005 and 162,500 shares issuable upon exercise of warrants.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of any class of our securities registered under Section 12(g) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

                 Based solely on a review of copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended September 30, 2004, we believe that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the SEC, except that Bruce Ehlers filed late his Form 3 report disclosing no securities held.

EXECUTIVE COMPENSATION

Compensation of Directors

No direct or indirect remuneration was paid or became payable by us to the directors in their capacities as directors or committee members during fiscal 2004 other than in the form of reimbursement of expenses of attending directors’ or committee meetings. Our directors have received in the past, and may receive in the future, stock option grants. We currently have no standard arrangements pursuant to which our directors are compensated for services provided as a director or committee member. During fiscal 2005, the Compensation Committee will be reevaluating our director compensation program.

Summary Compensation Table

There is shown below information concerning the compensation of each person who served as our Chief Executive Officer (“CEO”) during the fiscal year ended September 30, 2004, our two most highly compensated executive officers other than the CEO that were serving at September 30, 2004 and an additional individual that served as an executive officer during the fiscal year ended September 30, 2004 but was no longer serving at September 30, 2004 (each a “named executive officer”). None of our other executive officers serving at the end of the fiscal year ended September 30, 2004 earned more than $100,000 in salary and bonus in such year.

Summary Compensation Table
Annual Compensation

Name and Principal Position	Fiscal Year	Salary		Bonus	Other Annual Compensation		Long Term Compensation Securities Underlying Options (#)	All Other Compensation
Elwood G. Norris,	2004	$200,000		—	—		—	$1,385	(1)
Chairman	2003	$132,308		—	—		100,000	$2,054	(1)
	2002	$124,615		—	—		—	$1,800	(1)

Kalani Jones	2004	$179,808		—	—		125,000	$1,636	(1)
President/COO	2003	$ 8,077		—	—		75,000	—

Carl Gruenler	2004	$146,846		$11,000	$15,404	(2)	130,000	$1,286	(1)
Vice President	2003	$ 21,260		—	—		20,000

Bruce Ehlers	2004	$159,792	(3)	—	—		100,000	$1,252
Former Vice President

(1)	Represents matching 401(k) contributions.

(2)	Represents moving expenses.

(3)	Excludes $12,917 earned after September 30, 2004. See “Employment Arrangements” below.

No named executive officer received any form of non-cash compensation from us in the fiscal years ended September 30, 2004, 2003, or 2002, or currently receives any such compensation, in excess of 10% of the total amount of annual salary and bonus reported for the named executive officer above.

OPTION GRANTS

Shown below is further information on grants of stock options in fiscal 2004 to the named executive officers reflected in the Summary Compensation Table shown above for fiscal 2004.

Option Grants for Fiscal Year Ended September 30, 2004

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Number of Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date	5%	10%

Elwood G. Norris	—	—	—	—	$—	$—

Kalani Jones	25,000	2.3%	$5.75	10/17/08	$39,715	$87,760
	100,000	9.3%	$6.88	5/20/09	$190,082	$420,030

Carl Gruenler	55,000	5.1%	$5.39	11/18/08	$81,904	$180,985
	75,000	7.0%	$6.88	5/20/09	$142,561	$315,023

Bruce Ehlers	75,000	7.0%	$4.61	10/29/08	$95,524	$211,084
	25,000	2.3%	$6.88	5/20/09	$47,520	$105,008

(1)

These options were granted under our 2002 Stock Option Plan. These options have an exercise price that was equal to or greater than the fair market value on the date of grant. Such options vest according to terms of option agreement, with vesting being contingent upon continued service with our company.

(2)

Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the SEC’s rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holder’s continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

Aggregated Option Exercises and Fiscal Year-End Values

			Number of Unexercised Options Held At September 30, 2004		Value of Unexercised In-The-Money Options At September 30, 2004 (1)

Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Elwood G. Norris	—	—	162,500	12,500	$374,216	$28,352
Kalani Jones	—	—	28,125	171,875	$—	$—
Carl Gruenler	—	—	28,125	121,875	$7,425	$12,375
Bruce Ehlers	—	—	9,375	—	$10,688	$—

(1)	Based on the closing price reported on the Nasdaq SmallCap Market on September 30, 2004 of $5.75 per share.

                We do not have any stock appreciation rights plans in effect and we have no long-term incentive plans, as those terms are defined in SEC regulations. During the fiscal year ended September 30, 2004, we did not adjust or amend the exercise price of stock options awarded to the named executive officers. We have no defined benefit or actuarial plans covering any named executive officer.

EMPLOYMENT ARRANGEMENTS

Mr. Elwood G. Norris – Effective September 1, 1997, we entered into a three year employment contract with Mr. Norris, for his services as Chief Technology Officer. The three-year term expired on August 31, 2000, but the agreement remains in effect until one party gives thirty days advance notice of termination to the other. Mr. Norris now serves as Chairman under the term of this agreement. The agreement, as amended by the Compensation Committee, provides for a base salary to $16,667 per month. The agreement provides that Mr. Norris will participate in bonus, benefit and other incentives at the discretion of the Board of Directors. Mr. Norris has agreed not to disclose trade secrets and has agreed to assign certain inventions to us during employment. We are also obligated to pay Mr. Norris certain royalties. See “Certain Transactions” below.

Mr. Kalani Jones – We entered into a letter agreement dated as of August 28, 2003, as amended on October 20, 2003, under which Mr. Jones was employed as our Senior Vice President of Operations. Mr. Jones has since been promoted to President and Chief Operating Officer. The letter agreement provides for an annual base salary of $140,000, a 30% annual performance bonus to be determined by the Compensation Committee and the Board of Directors, and the grant of an option to purchase 75,000 shares of our common stock, which option vests quarterly over a two year period beginning six months after the date of employment. Mr. Jones subsequently received additional option grants. See “Option Grants for Fiscal Year Ended September 30, 2004.” For fiscal 2004, the Compensation Committee determined that Mr. Jones’ bonus should be based upon a target bonus of 50% of base salary given his increased responsibilities as President and Chief Operation Officer. We expect future bonus determinations for Mr. Jones to be made based upon a target bonus of 50% of base salary. Mr. Jones’ current annual base salary, as increased by the Compensation Committee, is $220,000. Mr. Jones employment is terminable at-will by us or by Mr. Jones for any reason, with or without notice.

Mr. Carl Gruenler – We entered into a letter agreement which was amended on July 30, 2003, under which Mr. Gruenler was employed as our Vice President of Military Operations. Mr. Gruenler is currently our Vice President of Government and Force Protection Systems Group. The letter agreement provides for an annual base salary of $110,000, a 10% annual performance bonus, and the grant of an option to purchase 20,000 shares of our common stock, which option vests quarterly over a two year period. Mr. Gruenler subsequently received an additional option grant. See “Option Grants for Fiscal Year Ended September 30, 2004.” Mr. Gruenler’s current annual base salary is $185,000 Mr. Gruenler employment is terminable at-will by us or by Mr. Gruenler for any reason, with or without notice.

Mr. Bruce Ehlers – On September 9, 2004, Bruce Ehlers, formerly our Vice President, Engineering, separated from our company. We agreed to pay Mr. Ehlers severance in the amount of $12,917, representing one month of base salary. We also agreed that Mr. Ehlers could exercise the vested portion of his stock option, representing 9,375 shares of common stock, until thirty days after Mr. Ehlers is permitted to sell the underlying shares under the terms of our insider trading policy. In exchange for these benefits, Mr. Ehlers executed a general release of claims.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                Messrs. Wagner, Hunter and Carter served on the Compensation Committee during fiscal 2004. Mr. Wagner served as our Secretary from February 1994 to March 1999. No executive officer of our company served as a member of a compensation committee, or a board of directors performing equivalent functions, of any entity that had one or more of its executive officers serving as a member of our company’s Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION

                At September 30, 2004, we had two equity incentive plans under which equity securities are or have been authorized for issuance to our employees, consultants or directors: the 2002 Stock Option Plan and the 1997 Stock Option Plan. These plans have been approved by our stockholders. In addition, from time to time we issue to employees, directors and service providers special stock options, inducement grants and warrants to purchase common shares, and these grants have not been approved by stockholders. The following table gives information as of September 30, 2004:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans
approved by security holders	1,652,498		$ 4.59	284,928
Equity compensation plans not
approved by security holders	337,000	(1)	$ 4.84	—
Total	1,989,498		$ 4.63	284,928

(1)	Consists of 187,000 of individual stock option grants and 150,000 of warrant grants to employees, directors and service providers approved by the Board of Directors from time to time.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

                Introductory Note: The following report is not deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or filed under such laws.

                Committee Meetings, Processes and Policies

                The Compensation Committee of the Board of Directors operates under the authority of a Compensation Committee Charter, a copy of which is attached as Appendix 2 to this proxy statement. The primary philosophy of the committee regarding compensation is to offer packages which reward each of the members of senior management proportionately to each person’s individual performance and to our company’s overall financial performance and growth during the previous fiscal year.

                The committee met ten times during fiscal 2004, and discussed in detail the company’s compensation philosophy and practices for employees at all levels. In October 2004, the committee met to review the compensation recommendations for employees ranked below Vice President. Compensation for such persons is recommended by their supervisors to the President, who then reports his determinations to the committee. In November 2004, the committee reviewed the performance of officers ranked Vice President and above, but excluding the Chairman and the President. The performance of such officers was first reviewed by the Chairman and the President, and their compensation recommendations were submitted to the committee for review and approval. The performance and compensation of the Chairman and the President for fiscal 2004 were reviewed at a meeting of the committee held in January 2005.

                In determining initial compensation for new executive hires or persons promoted to executive positions, and in reviewing existing executive officers annually, the committee reviews all components of executive officer compensation, including salary, bonus, and stock options held. It is the committee’s policy to review the dollar value to the executive and cost to the company of all perquisites and other personal benefits, and all severance and change of control scenarios. However, none of our current executive officers have employment agreements providing for severance or payments on change of control. Unvested stock options currently held by our executive officers generally provide that if employment is terminated without cause within 24 months after a change in control, such stock options will be considered fully vested upon such termination, and the option will remain exercisable for six months after such service terminates. Since this provision applies to all stock options issued under our 2002 Stock Option Plan, the committee has not placed special value on this right when determining executive compensation. In connection with all compensation reviews for executive officers, the committee reviews a tally sheet setting forth all the above components, to the extent applicable. The committee has not historically taken into account accumulated (realized and unrealized) stock option gains in its compensation decisions.

                In determining executive compensation during fiscal 2004 and for fiscal 2005, the committee reviewed various reports from the Radford Executive Survey, April 2004. The Radford survey reports were selected by management with input from the committee. Survey data was considered for technology companies with less than $50 million in annual revenues.

                Base salary.   Base salaries for executive officers are reviewed on an annual basis. Base salaries for our executive officers other than our Chairman were set between the 10th to 25th percentiles for comparable positions identified in the Radford survey reports. During fiscal 2004, the committee believed that base salaries should be set in the lower quartile to reflect that the company’s revenues were lower than the revenue ranges of the companies in the Radford survey reports, and that the company has not been profitable. The committee did however recognize that setting base salaries at levels considered appropriate for companies with low revenues could impair our company’s ability to attract executive officers with the experience and skills to produce higher company revenues. The committee has therefore placed greater emphasis on incentive and stock option compensation for its executive officers, creating a deeper link between pay and individual and company performance. The committee expects to raise base salaries for existing and new executive officers to be more competitive with market conditions if the company’s financial performance improves.

                Bonus compensation.  All of our executive officers are considered for bonus compensation up to an agreed percentage of their base compensation. All such percentages are approved by the committee. After the conclusion of each fiscal year, the Chairman and the President review annually the performance of each of the executive officers (other than themselves) based on the performance of the executive for each of his or her major responsibilities. Based on such reviews, the Chairman and the President recommend to the committee the level of bonus, up to the maximum percentage of base salary previously agreed. The committee reviews the performance of each executive with the President and the Chairman, and makes a final determination of the bonus to be paid.

                Executive officers in charge of revenue producing business segments also participate in commission arrangements. Under our existing commission arrangements, commissions are awarded for each of our business segments based on achievement of operating plan revenue within the segment, with commissions increasing in percentage if operating plan is exceeded. Executive officers in charge of each business unit recommend an allocation of such commissions amongst sales personnel and themselves, which recommendation is reviewed and approved by the Chairman and the President. All commissions payable to executive officers are then reviewed and approved by this committee.

                Long-term incentives.  Our long-term incentive program has consisted of a stock option program pursuant to which our executive officers are periodically granted stock options at the then fair market value (or higher prices) of our common stock. Our stock option programs are designed to provide such persons with significant compensation based on our overall performance as reflected in the stock price, to create a valuable retention device through standard two to five year vesting schedules and to help align employees’ and stockholders’ interests. Options granted during fiscal 2004 generally have a five year term, subject to continuing service, and generally vest as to 25% of the shares on the first anniversary of the grant date, and monthly thereafter through the fourth anniversary of the date of grant. Stock options are typically granted at the time of hire to new employees, at the time of promotion to certain employees and periodically to a broad group of existing key employees, and executive officers.

                The committee recommended to the Board of Directors for approval the company’s 2005 Equity Incentive Plan. Subject to the approval of stockholders at the 2005 Annual Meeting, the 2005 Equity Incentive Plan will permit a variety of award types, including stock options, stock awards and cash awards. A new accounting pronouncement adopted by the Financial Accounting Standards Board in December 2004 will eliminate our ability to account for share-based compensation using the intrinsic value method, as we have historically done. Under the intrinsic value method, compensation cost for stock options is generally not recorded to our statements of operations for options granted at an exercise price equal or greater than fair market value to our employees and directors. The new pronouncement will require us to measure the cost of employee services received in exchange for equity awards based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award, which is usually the vesting period. The new accounting pronouncement will become effective for us in the fourth quarter of fiscal 2005, and will apply to all new options, and to existing options which continue to vest after effectiveness of the new standard. The committee will be evaluating its equity award grant practices during fiscal 2005, and, should the stockholders approve the 2005 Equity Incentive Plan, will consider granting other award types.

                 Principal Executive Officer Compensation

                 Our company currently has two persons who share the duties of principal executive officer, Elwood G. Norris, our Chairman, and Kalani Jones, our President and Chief Operating Officer. The committee has responsibility for determining the compensation of both Mr. Norris and Mr. Jones.

                Elwood G. Norris.   Mr. Elwood G. Norris currently serves as Chairman of the Board, an executive position. Prior to his appointment as Chief Executive Officer in September 2000, which position Mr. Norris resigned in February 2003, Mr. Norris had been employed by us as Chief Technology Officer pursuant to a three-year employment agreement dated September 1, 1997. The three-year term expired on August 31, 2000, but the agreement remains in effect until one party gives thirty days advance notice of termination to the other. Mr. Norris now serves as Chairman under the term of this agreement. The agreement, as amended by the committee, provides for a base salary of $16,667 per month. The agreement provides that Mr. Norris will participate in bonus, benefit and other incentives at the discretion of the Board of Directors. Mr. Norris has agreed not to disclose trade secrets and has agreed to assign certain inventions to us during employment. We are also obligated to pay Mr. Norris certain royalties. See “Certain Transactions” below.

                The committee reviewed Mr. Norris’s performance for fiscal 2004. The committee noted our company’s improved financial performance in fiscal 2004, particularly the $4.8 million in revenue generated by our government and force protection group for fiscal 2004. The committee also noted that Mr. Norris had continued to raise the profile of our company and our products through national press coverage. Although the committee feels that Mr. Norris’ base salary remains below market for a person of his experience and responsibilities, Mr. Norris indicated his desire not to have any increase in base salary, and not to receive any bonus. Given Mr. Norris’ desires and the committee’s evaluation of his performance in fiscal 2004, the committee determined to award Mr. Norris an option under our 2002 Stock Option Plan exercisable for 70,000 shares of common stock with an exercise price of $8.96 per share. The option has a five year term commencing in January 2005 and vests quarterly over 4 years, subject to continued employment and other conditions. The committee did not rely on benchmark survey data for its determination of an annual stock option award to Mr. Norris as Chairman, and instead determined the award size based on a comparison to awards recently granted to other officers of the company. In particular, the committee compared the award to Mr. Norris to the annual stock option granted in November 2004 to Carl Gruenler, Vice President of Government and Force Protection Systems Group, exercisable for 50,000 shares of common stock. The committee also considered the limited number of shares remaining available in the 2002 Stock Option Plan.

                Kalani Jones.  Mr. Kalani Jones joined our company in August 2003 as Senior Vice President, Operations. His employment agreement provided for an annual base salary of $140,000, and an annual performance bonus of up to 30% of base salary. In September 2003, Mr. Jones was promoted to Chief Operating Officer and the committee approved an increase in base salary increase to $175,000 per year upon the recommendation of the Chairman. Mr. Jones was promoted to President and Chief Operating Officer in April 2004, and his base salary was further increased to $200,000 per year. The committee determined such salary level by reference to the Radford Executive Survey, setting a level between the 10th and 25th percentile for the comparable position, consistent with the committee’s policies on executive base salaries described above.

                The committee reviewed Mr. Jones’ performance for fiscal 2004. The Committee determined that Mr. Jones’ bonus should be based on a target bonus of 50% of base salary given his increased responsibilities as President and Chief Operating Officer. In determining the amount of bonus to be awarded, the Committee considered the company’s revenues in its two business segments, the government and force protection group and the business group, and also considered Mr. Jones’ overall efforts in managing the operations of the company. The Committee determined based on the foregoing factors to award a bonus to Mr. Jones equal to 50% of the target bonus, or $50,000, based on (i) the performance of the government and force protection group; and (ii) Mr. Jones successful recruiting of seasoned engineering, operations and financial personnel during fiscal 2004. The Committee also reviewed Mr. Jones’ base salary, and determined to increase such salary to $220,000 per year. Such salary is slightly below the 25th percentile for the comparable position as reported in the Radford Executive Survey. The committee also determined to award Mr. Jones an option under our 2002 Stock Option Plan exercisable for 52,500 shares of common stock with an exercise price of $8.96 per share. The option has a five year term commencing in January 2005 and vests quarterly over 4 years, subject to continued employment and other conditions. The committee did not rely on benchmark survey data for its determination of an annual stock option award to Mr. Jones as President and Chief Operating Officer, and instead determined the award size based on a comparison to awards recently granted to other officers of the company. In particular, the committee compared the annual award to Mr. Jones to the annual award to Mr. Gruenler described above. The committee also considered the limited number of shares remaining available in the 2002 Stock Option Plan.

                The Committee’s Conclusion

                The committee has determined that the Chairman’s, the President’s and the other executive officer’s total compensation in the aggregate to be reasonable and not excessive. Cash compensation levels were deliberately chosen in the lowest quartile of benchmark survey data, which the committee believes is appropriate given our company’s current revenue level and net losses. Equity compensation levels are higher, but still considered modest compared to benchmark survey data.

                The committee has not historically made compensation decisions for executive officers on the basis of the relative difference between CEO compensation and the compensation of the company’s other executives. The committee believes that such spreads are small in comparison to peer companies. For example, the total salary and bonus of the highest paid executive officer during fiscal 2004 (our Chairman) was approximately 1.25 times the salary and bonus compensation of the two lowest paid named executive officers. The committee intends to continue to base its compensation decisions on national survey benchmarks for comparable positions, and on individual performance.

                Section 162(m) of the Internal Revenue Code

                Under Section 162(m) of the Internal Revenue Code, compensation payments in excess of $1 million to each person who served as Chief Executive Officer at the end of a taxable year, and to each of the other most highly compensated executive officers whose compensation must be disclosed in SEC filings, are subject to a limitation of $1 million on the amount we may deduct as an ordinary business expense. Certain performance-based compensation is not subject to the limitation on deductibility. The total taxable compensation to each employee subject to Section 162(m) during the taxable year ended September 30, 2004 was below $1 million.

                Since January 2001, we have granted stock options to persons subject to Section 162(m) in a manner designed to qualify such stock options as performance-based compensation. However, beginning in June 2004, we issued non-qualified stock options not approved by stockholders to one executive employee subject to Section 162(m) and a number of non-executive employees who could in the future become subject to Section 162(m), in each case as an inducement material to employment. Upon the exercise of such non-qualified stock options, and upon a disqualifying disposition of any incentive stock options which do not qualify as performance-based compensation under Section 162(m), the amount of the deduction that we would otherwise be entitled to may be limited to the extent the ordinary income recognized by the subject employee upon such exercise or disqualifying disposition, together with all other compensation in a given taxable year, exceeds $1 million. The committee intends to attempt to qualify as performance-based compensation all grants under the 2004 Equity Incentive Plan, if such plan is approved by stockholders. However, the committee may in its discretion award stock options to existing or potential future employees subject to Section 162(m) which do not qualify as performance-based compensation, and the exercise or subsequent disposition of stock acquired from such options may therefore be subject to the limitation on deductibility in Section 162(m).

                The committee believes that any application of Section 162(m) to limit deductibility of executive compensation is unlikely to have a material effect on our financial condition or results of operations, as a result of the company’s net operating loss carry-forwards, which were approximately $37,400,000 at September 30, 2004, and which expire through 2025. However, certain amounts of these carry-forwards are subject to significant limitations under the Internal Revenue Code of 1986, as amended, and the committee notes that a valuation allowance has been provided in our financial statements to offset the net deferred tax asset associated with such loss carry-forwards, as management has determined that it is more likely than not that the deferred tax asset will not be realized.

                COMPENSATION COMMITTEE

                Richard M. Wagner (Chairman)
                David J. Carter
                Daniel Hunter

REPORT OF THE AUDIT COMMITTEE

                Introductory Note: The following report is not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

                The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended September 30, 2004.

                The Audit Committee has reviewed and discussed the audited financial statements of American Technology Corporation with management. The Audit Committee has discussed with BDO Seidman, LLP, our independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1, which relates to the accounting firm’s independence from our company, and has discussed with BDO Seidman, LLP its independence from our company.

                The Audit Committee acts pursuant to the Audit Committee Charter adopted by the Board of Directors. The Audit Committee Charter was amended and restated in April 2004. Each of the members of the Audit Committee qualifies as an independent director under the current listing standards of the Nasdaq Stock Market. The Charter of the Audit Committee is attached as Annex 1 to this proxy statement.

                Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that audited financial statements be included in our company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004.

AUDIT COMMITTEE David J. Carter Daniel Hunter (Chairman) Richard M. Wagner

COMPANY STOCK PRICE PERFORMANCE

                Introductory Note:  The stock price performance graph below is required by the SEC and will not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or filed under such laws.

                The following graph compares the five-year cumulative total return on our common stock to the total returns of 1) Nasdaq Stock Market and 2) Nasdaq Stock - Electronic & Electrical Equipment & Components, excluding Computer Equipment. This comparison assumes in each case that $100 was invested on September 30, 1998 and all dividends were reinvested. Our fiscal year ends on September 30.

CERTAIN TRANSACTIONS

                Under the terms of an Assignment of Technology Agreement dated March 2, 1993 and an Addendum Agreement dated December 2, 1996 we are obligated to pay Elwood G. Norris, our Chairman, a 2% royalty on net sales from certain of our technologies, of which only HSS is a current offering of our company. The royalty obligation continues until at least March 1, 2007, and for any longer period during which we sell products or license technologies subject to any patent assigned to us by Mr. Norris. No royalties were paid or recorded under this agreement in the fiscal years ended September 30, 2004, 2003 or 2002, as these royalties were immaterial and were waived by Mr. Norris. We may owe royalties in future periods based on actual sales or technology revenues.

                Mark Norris, the son of Elwood G. Norris, is a full-time non-executive employee of our company. In his role as a Mechanical Engineer, Mark Norris was paid $89,923 in salary for the fiscal year ended September 30, 2004. Mr. Norris currently holds a fully vested stock option for 15,000 common shares exercisable until May 2008 at $3.30 per share. No other family member of any executive officer, director or 5% stockholder received compensation of more than $60,000 during the year ended September 30, 2004.

                In December 2004, a family trust affiliated with Mr. Elwood G. Norris purchased from our company an unsecured subordinated promissory note in the principal amount of $500,000. Such purchase was in connection with a private offering of an aggregate of $2,000,000 of such notes. The notes are due December 31, 2006, and interest accrues at the rate of 8% per year and is due and payable quarterly in arrears. In connection with the issuance of these notes, each purchaser, including Mr. Norris’ trust, was granted a warrant to purchase 7,500 shares of our common stock for each $100,000 of notes purchased (prorated for amounts less than $100,000), exercisable until December 31, 2009. The exercise price of the warrants was $9.28 per share for purchasers who were directors, officers, employees or consultants of our company, or affiliates of such persons, and $8.60 per share for other purchasers. Mr. Norris’ trust therefore received a warrant exercisable for 37,500 shares with an exercise price of $9.28 per share.

                Canusa Trading Ltd., a significant owner of our then outstanding Series E Preferred Stock, also purchased an unsecured subordinated promissory note from our company in the principal amount of $300,000 in the December 2004 note and warrant financing, and received a warrant to purchase 22,500 shares at an exercise price of $8.60 per share. All shares of Series E Preferred Stock have since been converted into common stock. See below for more information on this conversion.

                Effective as of January 18, 2005, we gave notice to all holders of Series D Preferred Stock that we had elected to convert the shares of Series D Preferred Stock to common stock, such that all 50,000 issued and outstanding shares of Series D Preferred Stock converted into an aggregate of 129,259 shares of common stock. Certain significant owners of our then outstanding shares of Series D Preferred Stock received shares of common stock as follows: Ehrens Family Trust (5,000 shares of Series D Preferred Stock converted into 12,926 shares of common stock), Granite Capital LP (35,263 shares of Series D Preferred Stock converted into 91,161 shares of common stock), and Granite Capital II LP (4,737 shares of Series D Preferred Stock converted into 12,246 shares of common stock).

                On January 18, 2005, we gave notice to all holders of Series E Preferred Stock that we had elected to convert the shares of Series E Preferred Stock to common stock. The notice of conversion for the Series E Preferred Stock was effective on February 1, 2005, and all 233,250 issued and outstanding shares of Series E Preferred Stock converted into an aggregate of 801,306 shares of common stock. Certain significant owners of our outstanding shares of Series E Preferred Stock received shares of common stock as follows: Granite Capital LP (22,500 shares of Series E Preferred Stock converted into 77,296 shares of common stock), Granite Capital II LP (2,500 shares of Series E Preferred Stock converted into 8,589 shares of common stock), Canusa Trading Ltd. (50,000 shares of Series E Preferred Stock converted into 171,769 shares of common stock), K. Tucker Anderson (25,000 shares of Series E Preferred Stock converted into 85,885 shares of common stock), Leonard M. Teninbaum Keogh Account (42,500 shares of Series E Preferred Stock converted into 146,004 shares of common stock).

PROPOSAL THREE

APPROVAL OF 2005 EQUITY INCENTIVE PLAN

                In January 2005, our Board of Directors approved, subject to stockholder approval, the adoption of the American Technology Corporation 2005 Equity Incentive Plan, which we refer to as the 2005 Plan, and its operation.

                The following is a summary of the principal features of the 2005 Plan. This summary does not purport to be a complete description of all the provisions of the 2005 Plan. Any stockholder who wishes to obtain a copy of the 2005 Plan may do so upon written request to the Secretary, American Technology Corporation, 13114 Evening Creek Drive South, San Diego, California 92128.

Description of the Plan

                Background and Purpose of the 2005 Plan. The purpose of the 2005 Plan is to encourage ownership in our company by key personnel whose long-term service is considered essential to our continued progress, thereby linking these employees directly to shareholder interests through increased stock ownership. We have one stock option plan from which awards can presently be made, the 2002 Stock Option Plan, which we refer to as the 2002 Plan. The 2002 Plan was approved by our Board of Directors and stockholders in 2002, and authorizes a total of 2,350,000 shares for issuance under stock options. As of February 28, 2005, options with respect to 1,681,824 shares were outstanding under the 2002 Plan and 87,553 shares remained available for future option grants. The Board has determined that the 2002 Plan will no longer be available for further option grants upon the effective date of the approval of our stockholders of the 2005 Plan. In order to preserve the availability of shares under the 2002 Plan, we have from time to time granted stock options outside the 2002 Plan to certain new employees as an inducement material to the individuals’ entry into employment with our company. From June 2004 to February 2005, we have granted inducement options for a total of 304,500 shares at prices ranging from $5.92 to $10.06 per share.

                Eligible Participants. Awards under the 2005 Plan may be granted to any of our employees, directors or consultants or those of our affiliates. As of February 28, 2005, there were approximately 58 full-time employees and three non-employee directors who would be eligible to participate. An incentive stock option may be granted under the 2005 Plan only to a person who, at the time of the grant, is an employee of our company or a related corporation.

                Number of Shares of Common Stock Available Under the 2005 Plan.  If approved by the stockholders, a total of 1,500,000 new shares of our common stock will be reserved for issuance under the 2005 Plan. In addition, because the 2002 Plan will be terminated with respect to the availability of future option grants after approval by the stockholders, the pool of shares under the 2005 Plan will include:

                • shares of our common stock available for issuance under the 2002 Plan as of the date of approval of the 2005 Plan by the stockholders; and

                • shares of our common stock that are issuable upon exercise of options granted pursuant to the 2002 Plan, or other plans referenced in the 2002 Plan, that expire or become unexercisable for any reason without having been exercised in full after approval by the stockholders of the 2005 Plan.

                The effect of establishing a pool of this nature is to merge into the 2005 Plan any shares available or which would otherwise in the future become available under the 2002 Plan. The total plan reserve, including the new shares and shares currently reserved under the 2002 Plan, cannot therefore exceed 3,312,501 shares, which represents the number of reserved but unissued shares under the 2002 Plan as of January 27, 2005, plus the new 1,500,000 share reserve. If an award is cancelled, terminates, expires or lapses for any reason without having been fully exercised or vested, or is settled by less than the full number of shares of common stock represented by such award actually being issued, the unvested, cancelled or unissued shares of common stock generally will be returned to the available pool of shares reserved for issuance under the 2005 Plan. Also, if we experience a stock dividend, reorganization or other change in our capital structure, the plan administrator has discretion to adjust the number of shares available for issuance under the 2005 Plan and any outstanding awards as appropriate to reflect the stock dividend or other change. The share number, award type and price limitations included in the 2005 Plan will also adjust appropriately upon such event.

                The maximum aggregate number of shares that may be issued under the 2005 Plan through the exercise of incentive stock options is 3,312,501.

                Administration of the Plan. The 2005 Plan will be administered by the Board or a committee of the Board, which we refer to as the Committee. Our Board has appointed our Compensation Committee as the Committee referred to in the 2005 Plan. In the case of awards intended to qualify as “performance-based-compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, the Committee will consist of two or more “outside directors” within the meaning of Section 162(m) of the Code. The administrator has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each award, the exercisability of the awards and the form of consideration payable upon exercise. The administrator also has the power to implement an award transfer program, whereby awards may be transferred to a financial institution or other person or entity selected by the administrator, and an exchange program whereby outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have lower exercise prices and different terms). Except to the extent prohibited by any applicable law, the Committee may delegate to one or more individuals the day-to-day administration of the 2005 Plan.

Award Types

                Options.  A stock option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period of time. The exercise price of options granted under the 2005 Plan must be at least equal to the fair market value of our common stock on the date of grant. In addition, the exercise price for any incentive stock option granted to any employee owning more than 10% of our common stock may not be less than 110% of the fair market value of our common stock on the date of grant.

                Unless the administrator determines to use another method, the fair market value of our common stock on the date of grant will be determined as the closing price  for our common stock on the date the option is granted (or if no sales are reported that day, the last preceding day on which a sale occurred), using a reporting source selected by the administrator. As of February 28, 2005, the closing price on the Nasdaq Stock Market for our common stock was $9.71 per share. The administrator determines the acceptable form of consideration for exercising an option, including the method of payment, either through the terms of the option agreement or at the time of exercise of an option.

                An option granted under the 2005 Plan generally cannot be exercised until it becomes vested. The administrator establishes the vesting schedule of each option at the time of grant and the option will expire at the times established by the administrator. After termination of one of our employees, directors or consultants, he or she may exercise his or her option for the period of time stated in the option agreement, to the extent the option is vested on the date of termination. If termination is due to death or disability, the option generally will remain exercisable for 12 months following such termination. In all other cases, the option generally will remain exercisable for three months. However, an option may never be exercised later than the expiration of its term. The term of any stock option may not exceed ten years, except that with respect to any participant who owns 10% or more of the voting power of all classes of our outstanding capital stock, the term for incentive stock options must not exceed five years.

                Stock Awards.   Stock awards are awards or issuances of shares of our common stock that vest in accordance with terms and conditions established by the administrator. Stock awards include stock units, which are bookkeeping entries representing an amount equivalent to the fair market value of a share of common stock, payable in cash, property or other shares of stock. The administrator may determine the number of shares to be granted and impose whatever conditions to vesting it determines to be appropriate, including performance criteria and level of achievement versus the criteria that the administrator determines. The criteria may be based on financial performance, personal performance evaluations and completion of service by the participant. Unless the administrator determines otherwise, shares that do not vest typically will be subject to forfeiture or to our right of repurchase, which we may exercise upon the voluntary or involuntary termination of the awardee’s service with us for any reason, including death or disability.

                In the case of stock awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the measures established by the administrator must be must be qualifying performance criteria. Qualifying performance criteria include any of the following performance criteria, individually or in combination:

•	cash flow

•	earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings)

•	earnings per share

•	growth in earnings or earnings per share

•	stock price

•	return on equity or average stockholders’ equity

•	total stockholder return

•	return on capital

•	return on assets or net assets

•	return on investment

•	revenue

•	income or net income

•	operating income or net operating income

•	operating profit or net operating profit

•	operating margin

•	return on operating revenue

•	market share

•	contract awards or backlog

•	overhead or other expense reduction

•	growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index

•	credit rating

•	strategic plan development and implementation

•	improvement in workforce diversity

•	EBITDA

•	any other similar criteria

                Qualifying performance criteria may be applied either to our company as a whole or to a business unit, affiliate or business segment, individually or in any combination. Qualifying performance criteria may be measured either annually or cumulatively over a period of years, and may be measured on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the administrator in writing in the award.

                Stock Appreciation Rights. A stock appreciation right is the right to receive the appreciation in the fair market value of our common stock in an amount equal to the difference between (a) the fair market value of a share of our common stock on the date of exercise and (b) the exercise price. This amount will be paid in shares of our common stock with equivalent value. The exercise price must be at least equal to the fair market value of our common stock on the date of grant. Subject to these limitations, the administrator determines the exercise price, term, vesting schedule and other terms and conditions of stock appreciation rights; however, stock appreciation rights terminate under the same rules that apply to stock options.

                Cash Awards. Cash awards are awards that confer upon the participant the opportunity to earn future cash payments tied to the level of achievement with respect to one or more performance criteria established by the administrator for a performance period. The administrator will establish the performance criteria and level of achievement versus these criteria, which will determine the target and the minimum and maximum amount payable under a cash award. The criteria may be based on financial performance and/or personal performance evaluations. In the case of cash awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the measures established by the administrator must be specified in writing.

                Transferability of Awards. Unless the administrator determines otherwise, the 2005 Plan does not allow for the transfer of awards other than by beneficiary designation, will or by the laws of descent or distribution and only the participant may exercise an award during his or her lifetime.

                Adjustments upon Merger or Change in Control. The 2005 Plan provides that in the event of a merger with or into another corporation or our “change in control,” including the sale of all or substantially all of our assets, and certain other events, our board or the Committee may, in its discretion, provide for the assumption or substitution of, or adjustment to, each outstanding award, accelerate the vesting of options and stock appreciation rights, and terminate any restrictions on stock awards or cash awards or provide for the cancellation of awards in exchange for a cash payment to the participant. .

                Amendment and Termination of the 2005 Plan. The administrator has the authority to amend, alter or discontinue the 2005 Plan, subject to the approval of the stockholders, and no amendment will impair the rights of any award, unless mutually agreed to between the participant and the administrator.

Certain Federal Income Tax Information

                The following is a general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under the 2005 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different.

                Incentive Stock Options. For federal income tax purposes, the holder of an incentive stock option receives no taxable income at the time of the grant or exercise of the incentive stock option. If such person retains the common stock for a period of at least two years after the option is granted and one year after the option is exercised, any gain upon the subsequent sale of the common stock will be taxed as a long-term capital gain. A participant who disposes of shares acquired by exercise of an incentive stock option prior to the expiration of two years after the option is granted or one year after the option is exercised will realize ordinary income as of the exercise date equal to the difference between the exercise price and fair market value of the share on the exercise date. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss. The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year.

                Nonstatutory Stock Options. A participant who receives a nonstatutory stock option with an exercise price equal to or greater than the fair market value of the stock on the grant date generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the option equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise. Any additional gain or loss recognized upon any later disposition of shares would be capital gain or loss. Any taxable income recognized in connection with an option exercise by an employee or former employee of the company is subject to tax withholding by us.

                Stock Awards.   Stock awards will generally be taxed in the same manner as nonstatutory stock options. However, a restricted stock award is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the participant ceases to provide services to us. As a result of this substantial risk of forfeiture, the participant will not recognize ordinary income at the time of award. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

                The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by an employee or former employee will be subject to tax withholding by us. If the stock award consists of stock units, no taxable income is reportable when stock units are granted to a participant or upon vesting. Upon settlement, the participant will recognize ordinary income in an amount equal to the value of the payment received pursuant to the stock units.

                Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to or greater than the fair market value of the stock on the date of grant which is exercisable only for stock is granted to a participant or upon vesting. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

                Cash Awards.   Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received will be subject to tax withholding by us.

                Tax Effect for our Company. Unless limited by Section 162(m) of the Code, we generally will be entitled to a tax deduction in connection with an award under the 2005 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of a stock option).

                Section 162(m) Limits. Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to each of our five most highly paid executive officers. Certain performance-based compensation approved by stockholders is not subject to the deduction limit. The 2005 Plan is qualified such that awards under the Plan may constitute performance-based compensation not subject to Section 162(m) of the Code. One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the 2005 Plan provides that the maximum number of shares for which awards may be made to any employee in any calendar year, is 250,000, except that in connection with his or her initial service, an awardee may be granted awards covering up to an additional 500,000 shares. The maximum amount payable pursuant to that portion of a cash award granted under the 2005 Plan for any fiscal year to any employee that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code may not exceed $1,000,000.

                American Jobs Creation Act of 2004.  The American Jobs Creation Act of 2004 contains deferred compensation provisions added as Section 409A of the Code. These provisions make compensation deferred under a nonqualified deferred compensation plan taxable on a current basis (or, if later, when vested), unless certain requirements are met. The Internal Revenue Service has issued initial guidance on the provisions of Section 409A, and further guidance is expected later in 2005. The 2005 Plan provides that it is the intent of the company that all awards granted under the 2005 Plan will not cause an imposition of additional taxes provided by Section 409A of the Code, and that the 2005 Plan should be administered so that such taxes are not imposed.

New Plan Benefits

We have no current plans, proposals or arrangements to grant any awards under the 2005 Plan.

Amendment and Termination

                The administrator may amend the 2005 Plan at any time or from time to time or may terminate it, but any such amendment shall be subject to the approval of the stockholders in the manner and to the extent required by applicable law, rules or regulations. However, no action by the administrator or the stockholders may alter or impair any option or other type of award under the 2005 Plan, unless mutually agreed otherwise between the holder of the award and the administrator. The 2005 Plan will continue in effect for a term of ten years from the later of the date the 2005 Plan or any amendment to add shares to the 2005 Plan is approved by stockholders, unless terminated earlier in accordance with the provisions of the 2005 Plan.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL THREE

OTHER MATTERS

                The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from us by contacting the Secretary at American Technology Corporation, 13114 Evening Creek Drive South, San Diego, California 92128 or at (858) 679-2114 . To provide us sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by April 7, 2005.

                Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy card promptly.

By Order of the Board of Directors

/s/ Elwood G. Norris
Elwood G. Norris Chairman of the Board

March 24, 2005

                A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended September 30, 2004 is available without charge upon written request to the Chairman of the Board, American Technology Corporation, 13114 Evening Creek Drive South, San Diego, California 92128.

ANNEX 1

AMERICAN TECHNOLOGY CORPORATION
BOARD OF DIRECTORS
AUDIT COMMITTEE CHARTER

(Approved April 7, 2004)

Organization

There shall be a committee of the Board of Directors of American Technology Corporation (the “Company”) to be known as the Audit Committee (the “Committee”). The Board of Directors shall appoint the members of the Committee, which will be composed of at least three directors. The Committee shall be composed entirely of directors that are independent, as defined by the applicable rules and regulations of the Securities and Exchange Commission and Nasdaq, and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment. All Committee members must satisfy the financial literacy requirements of the applicable rules and regulations of Nasdaq, and at least one member shall have past employment experience in finance or accounting, or other comparable experience or background which results in the member’s financial sophistication. In addition, at least one member of the Committee may be designated as the “audit committee financial expert,” as defined by applicable legislation and regulation of the Securities and Exchange Commission.

Statement of Policy

The primary purposes of the Committee are to assist the Board of Directors in fulfilling its oversight responsibilities for:

•	the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditors’ qualifications and independence; and

•	the performance of the Company’s independent auditors.

Except as otherwise required by applicable law, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Authority

The Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:

•	Appoint, compensate, and oversee the work of any public accounting firm employed by the Company.

•	Resolve any disagreements between management and the independent auditors regarding financial reporting.

•	Pre-approve all auditing and non-audit services by the Company’s independent auditors.

•	Retain independent counsel, accountants, or others at the expense of the Company to advise the Committee or assist in the conduct of an investigation.

•	Seek any information it requires from employees—all of whom are directed to cooperate with the Committee’s requests—or external parties.

•	Meet with Company officers, independent auditors, or outside counsel, as necessary.

Responsibilities

The Committee will carry out the following responsibilities:

Financial Statements

•	Review significant accounting and reporting issues, including complex or unusual transactions and highly judgmental areas, recent professional and regulatory pronouncements, off-balance sheet structures, and understand their impact on the financial statements.

•	Review with management and the independent auditors the results of the audit, including any difficulties encountered.

•	Review the annual financial statements and confirm they are complete and consistent with information known to Committee members, and reflect appropriate accounting principles.

•	Review other sections of the annual report and related regulatory filings, including the disclosures made in the Management Discussion and Analysis, before release and consider the accuracy and completeness of the information.

•	Understand how management develops interim financial information, and the nature and extent of independent auditor involvement.

•	Review interim financial reports with management and the independent auditors before filing with regulators, including the disclosures made in the Management Discussion and Analysis, and consider whether they are complete and consistent with the information known to Committee members.

•	Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the annual report and interim reports about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have significant disagreements with management.

•	Review with outside counsel any legal matter that could have a significant impact on the Company’s financial statements.

Internal Control

•	Consider the effectiveness of the Company’s internal control system, including information technology security and control.

•	Understand the scope of the independent auditors’ review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

Independent Audit

•	Review the independent auditors’ proposed audit scope and approach, including coordination of audit effort with management.

•	Review the performance of the independent auditors, and exercise final approval on the appointment or discharge of the auditors.

•	Review and confirm the independence of the independent auditors by obtaining statements from the auditors on relationships between the auditors and the Company, including non-audit services, and discussing the relationships with the auditors.

•	On a regular basis, meet separately with the independent auditors to discuss any matters that the Committee or auditors believe should be discussed privately.

Compliance

•	Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance.

•	Review the findings of any examinations by regulatory agencies, and any auditor observations.

•	Obtain from the independent auditors assurance that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

•	Review the process for communicating the code of ethics to Company personnel, and for monitoring compliance therewith.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Obtain regular updates from management and Company legal counsel regarding compliance matters.

Reporting Responsibilities

•	Regularly report to the Board of Directors about Committee activities, issues, and related recommendations.

•	Provide an open avenue of communication between the independent auditors and the Board of Directors.

•	Report annually to the shareholders, describing the Committee’s composition, responsibilities and how they were discharged, including approval of non-audit services.

•	Review any other reports the Company issues that relate to Committee responsibilities, including having discussion with management regarding the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as other financial information and earnings guidance provided to analysts and rating agencies. This review may be general (i.e., the types of information to be disclosed and the type of presentations to be made), and unless otherwise provided in a Company policy, the Committee does not need to discuss each release in advance.

Other Responsibilities

•	Perform other activities related to this charter as requested by the Board of Directors.

•	Review all related party transactions (as that term is defined in SEC Regulation S-K, Item 404) on an ongoing basis. All such transactions must be approved by the Committee.

•	Institute and oversee special investigations as needed.

•	With the assistance of legal counsel, review and assess the adequacy of this charter annually, and present a report to the Board at the Board’s annual organizational meeting of the results of the Committee’s assessment, including any recommendations for changes to this charter.

•	Confirm annually that all responsibilities outlined in this charter have been carried out.

•	Evaluate the Committee’s and individual members’ performance on a regular basis, and annually provide to the Board for its evaluation a report concerning the performance of the Committee.

Meetings and Voting

The Committee will meet at least four times a year, with authority to convene additional meetings, as circumstances require. The affirmative vote of a majority of the members present at a meeting at which a quorum is present shall constitute action of the Committee. The Committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary. It will hold private meetings with auditors (see above) and executive sessions. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared.

Compensation

Members of the Committee shall receive compensation for attending Committee meetings as defined and approved by the Board of Directors.

Limitation of Committee’s Role

While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

ANNEX 2

AMERICAN TECHNOLOGY CORPORATION
BOARD OF DIRECTORS
COMPENSATION COMMITTEE CHARTER

(Approved January 27, 2005)

Organization

There shall be a committee of the Board of Directors of American Technology Corporation (the “Company”) to be known as the Compensation Committee (the “Committee”). The Committee shall be composed entirely of directors who are:

•	“independent,” as defined by the applicable rules and regulations of the Securities and Exchange Commission and Nasdaq, and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment;

•	“non-employee directors,” as that term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended; and

•	“outside directors,” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.

Unless the Board elects a Chair of the Committee, the Committee shall elect a Chair by majority vote.

Statement of Policy

The primary purposes of the Committee are to:

•	Provide assistance to the Board of Directors in fulfilling its responsibilities to the shareholders, potential shareholders, and the investment community relating to compensation of the Company’s executives.

•	Administer the Company’s equity compensation plans.

•	Report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.

Except as otherwise required by applicable law, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Responsibilities

The Committee shall have the following responsibilities. To the extent the Company has co-principal executive officers, all references to the CEO in this charter shall include all co-principal executive officers, regardless of title.

•	The Committee shall review and approve performance goals and objectives for executive officers, including the CEO.

•	The Committee shall evaluate the CEO’s performance in light of those goals and objectives, and recommend to the Board the CEO’s compensation level based on this evaluation. The CEO may not participate in deliberations concerning his or her own compensation level.

•	In determining the long-term incentive component of CEO compensation, the Committee should consider the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years, and other factors it considers relevant.

•	The Committee shall recommend to the Board the compensation of executive officers other than the CEO. The CEO may be present at such deliberations, but may not vote.

•	The Committee shall review and approve incentive-compensation plans and equity-based plans for all of the Company’s executive officers, and make recommendations to the Board for their approval as applicable.

•	The Committee shall administer and make grants under the Company’s incentive-compensation plans and equity-based plans to the extent such function is delegated to the Committee by the Board with respect to each such plan.

•	The Committee shall develop and implement a long-term strategy of employee compensation and the types of stock and other compensation plans to be used by the Company and the shares and amounts reserved thereunder.

•	The Committee shall address any other compensation matters as from time to time directed by the Board.

•	The Committee shall report on executive compensation as required by applicable laws and regulations for inclusion in the Company’s proxy statement or other SEC filings, discussing among other things:

•	The criteria on which compensation paid to the CEO for the last completed fiscal year is based.

•	The relationship of such compensation to the Company’s performance.

•	The Committee’s executive compensation policies applicable to executive officers.

•	Whether the Company’s allowable deduction for compensation to the Company’s executive officers could be limited pursuant to Section 162(m) of the Internal Revenue Code.

•	The Committee shall annually review Board compensation and make related recommendations to the Board.

•	The Committee shall annually provide to the Board for its evaluation a report concerning the performance of the Committee.

•	The Committee shall, with the assistance of legal counsel, review and assess the adequacy of this charter annually, and present a report to the Board at the Board’s annual organizational meeting of the results of its assessment, including any recommendations for changes to this charter.

•	The Committee shall regularly address the issues of appointment and removal of members of the Committee, qualification of Committee members, and Committee structure and operation, and shall make recommendations to the Board concerning any proposed changes to Committee membership, structure, or authority.

Meetings and Voting

The Committee shall meet as often as necessary, but at least once annually. The affirmative vote of a majority of the members present at a meeting at which a quorum is present shall constitute action of the Committee.

Authority to Engage Independent Counsel and Advisors; Access

In the process of discharging its duties, if a compensation consultant is needed to assist in the evaluation of director, CEO or senior executive compensation, the Committee shall have authority to retain and terminate the consulting firm, including authority to approve the firm’s fees (which shall be paid by the Company) and other retention terms. The Committee shall also have the right to engage and determine funding for independent counsel and other advisors at the expense of the Company. The Committee may seek any information it requires from employees of the Company, all of whom shall be directed to cooperate with the Committee’s requests, and from external parties.

Compensation

Members of the Committee shall receive compensation for attending Committee meetings as defined and approved by the Board of Directors.

ANNEX 3

AMERICAN TECHNOLOGY CORPORATION
BOARD OF DIRECTORS
NOMINATING AND GOVERNANCE COMMITTEE CHARTER

(Approved April 7, 2004)

Organization

There shall be a committee of the Board of Directors of American Technology Corporation (the “Company”) to be known as the Nominating and Governance Committee (the “Committee”). The Board of Directors shall appoint the members of the Committee, which will be composed of at least three directors. The Committee shall be composed entirely of directors that are independent, as defined by the applicable rules and regulations of the Securities and Exchange Commission and Nasdaq, and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment. Unless the Board elects a Chair of the Committee, the Committee shall elect a Chair by majority vote.

Statement of Policy

The primary purposes of the Committee are to:

•	Identify individuals qualified to become Board members.

•	Recommend the persons to be nominated by the Board for election as directors at the annual meeting of stockholders.

•	Regularly review and advise the Board with respect to corporate governance principles and policies applicable to the Company.

•	Oversee the annual evaluation of the Board’s effectiveness.

Except as otherwise required by applicable law, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Responsibilities

The Committee shall have the following responsibilities:

•	The Committee shall, with the assistance of legal counsel, review and assess the adequacy of this charter annually, and present a report to the Board at the Board’s annual organizational meeting of the results of its assessment, including any recommendations for changes to this charter.

•	The Committee shall regularly address the issues of appointment and removal of members of the Committee, qualification of Committee members, and Committee structure and operation, and shall make recommendations to the Board concerning any proposed changes to Committee membership, structure, or authority

•	Except where the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Committee shall have sole responsibility and authority for selecting the persons to be nominated by the Board for election as directors at the annual meeting of stockholders, and the sole responsibility for recommending the persons to be nominated by the Board to fill any vacancies on the Board that the Board has authority to fill.

•	The Committee shall use the criteria and the principles set forth in the Company’s Board Guidelines on Significant Corporate Governance Issues (the “Governance Guidelines”) to guide its director selection process. The Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of the Governance Guidelines, with assistance of legal counsel, and recommend any proposed changes to the Board for approval.

•	The Committee shall conduct background checks on all director nominees and shall have the sole authority to retain and terminate any search firm to be used to identify director nominees, including sole authority to approve the search firm’s fees and other retention terms. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of any search firm engaged by the Committee.

•	The Committee shall establish and oversee a policy for considering shareholder nominees for directors, and shall develop the procedures that must be followed by shareholders in submitting recommendations.

•	The Committee shall evaluate director candidates recommended by the shareholders using the criteria and the principles for director selection set forth in the Governance Guidelines.

•	The Committee shall be responsible for recommending to the Board the directors to be appointed to each committee. The Committee shall also monitor and recommend the functions of various committees.

•	The Committee shall establish and oversee a procedure for shareholders to communicate with the Board.

•	The Committee shall be responsible for overseeing an annual self-evaluation of the Board to determine whether it is functioning effectively. The Committee shall determine the nature of the evaluation, supervise the conduct of the evaluation and prepare an assessment of the Board’s performance, to be discussed with the Board. The Committee shall also evaluate its own performance as a committee on an annual basis and report same to the Board. The Committee shall be responsible for reviewing with the Board, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole.

•	The Committee shall consider questions of conflict of interest of board members and senior management, and, to the extent a conflict constitutes a related party transaction (as that term is defined in SEC Regulation S-K, Item 404), refer the approval of such matter to the Audit Committee of the Board of Directors.

•	The Committee shall oversee director orientation and continuing education programs, and shall also oversee director retirement policies and resignation of directors from the Board.

Meetings and Voting

The Nominating and Governance Committee shall meet as often as necessary, but at least once annually. The affirmative vote of a majority of the members present at a meeting at which a quorum is present shall constitute action of the Committee.

Authority to Engage Independent Counsel and Advisors

The Committee shall have the right to engage and determine funding for independent counsel and other advisors at the expense of the Company.

Compensation

Members of the Committee shall receive compensation for attending Committee meetings as defined and approved by the Board of Directors.

APPENDIX A

AMERICAN TECHNOLOGY CORPORATION
2005 EQUITY INCENTIVE PLAN

1.             Purpose of the Plan.  The purpose of this Plan is to encourage ownership in the Company by key personnel whose long-term service is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success.

2.             Definitions.  As used herein, the following definitions shall apply:

                                “Administrator” shall mean the Board, any Committees or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

                                “Affiliate” shall mean any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

                                “Applicable Laws” shall mean the requirements relating to the administration of stock plans under federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

                                “Award” shall mean, individually or collectively, a grant under the Plan of Options, Stock Awards, SARs, or Cash Awards.

                                “Awardee” shall mean a Service Provider who has been granted an Award under the Plan.

                                “Award Agreement” shall mean an Option Agreement, Stock Award Agreement, SAR Award Agreement, and/or Cash Award Agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

                                “Award Transfer Program” shall mean any program instituted by the Administrator which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator.

                                “Board” shall mean the Board of Directors of the Company.

                                “Cash Award” shall mean a bonus opportunity awarded under Section 13 pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award (the “Cash Award Agreement”).

                                “Change in Control” shall mean any of the following, unless the Administrator provides otherwise:

(i) any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately prior to such transaction);

(ii) the sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary);

(iii) the acquisition of beneficial ownership of a controlling interest (including, without limitation, power to vote) in the outstanding shares of Common Stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act);

(iv) the dissolution or liquidation of the Company;

(v) a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees cease to constitute a majority of the Board; or

(vi) any other event specified by the Board or a Committee, regardless of whether at the time an Award is granted or thereafter.

Notwithstanding the foregoing, the term “Change in Control” shall not include any under written public offering of Shares registered under the Securities Act of 1933, as amended.

                                “Code” shall mean the Internal Revenue Code of 1986, as amended.

                                “Committee” shall mean a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

                                “Common Stock” shall mean the common stock of the Company.

                                “Company” shall mean American Technology Corporation, a Delaware corporation, or its successor.

                                “Consultant” shall mean any person engaged by the Company or any Affiliate to render services to such entity as an advisor or consultant.

                                “Conversion Award” has the meaning set forth in Section 4(b)(xii) of the Plan.

                                “Director” shall mean a member of the Board.

                                “Dividend Equivalent” shall mean a credit, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

                                “Employee” shall mean a regular, active employee of the Company or any Affiliate, including an Officer and/or Director. Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates, (iv) any change in the Awardee’s status from an employee to a Consultant or Director, and (v) at the request of the Company or an Affiliate an employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

                                “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

                                “Exchange Program” shall mean a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced. The terms and conditions of any Exchange Program will be determined by the Administrator in its sole discretion.

                                “Fair Market Value” shall mean, unless the Administrator determines otherwise, as of any date, the closing price for such Common Stock as of such date (or if no sales were reported on such date, the closing price on the last preceding day for which a sale was reported), as reported in such source as the Administrator shall determine.

                                “Grant Date” shall mean the date upon which an Award is granted to an Awardee pursuant to this Plan.

                                “Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

                                “Nonstatutory Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.

                                “Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                                “Option” shall mean a right granted under Section 8 of the Plan to purchase a certain number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Option Agreement”). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

                                “Participant” shall mean the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

                                “Plan” shall mean this American Technology Corporation 2005 Equity Incentive Plan.

                                “Prior Plan” shall mean the Company’s 2002 Stock Option Plan authorizing up to 2,350,000 Shares for issuance pursuant to stock options.

                                “Qualifying Performance Criteria” shall have the meaning set forth in Section 14(b) of the Plan.

                                “Related Corporation” shall mean any parent or subsidiary (as defined in Sections 424(e) and (f) of the Code) of the Company.

                                “Service Provider” shall mean an Employee, Director, or Consultant.

                                “Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

                                “Stock Award” shall mean an award or issuance of Shares or Stock Units made under Section 11 of the Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued service or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

                                “Stock Appreciation Right” or “SAR” shall mean an Award, granted alone or in connection with an Option, that pursuant to Section 12 of the Plan is designated as a SAR. The terms of the SAR are expressed in the agreement or other documents evidencing the Award (the “SAR Agreement”).

                                “Stock Unit” shall mean a bookkeeping entry representing an amount equivalent to the fair market value of one Share, payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

                                “10% Stockholder” shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Related Corporation).

                                “Termination of Service” shall mean ceasing to be a Service Provider. However, for Incentive Stock Option purposes, Termination of Service will occur when the Awardee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Related Corporations. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Service.

                                “Total and Permanent Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

3.            Stock Subject to the Plan

                (a)          Aggregate Limits.

(i) The number of Shares initially reserved for issuance under the Plan through Awards is a maximum of 3,312,501 Shares. Such reserve shall consist of (A) the number of Shares available for issuance, as of the effective date of the Plan, under the Prior Plan, plus (B) those Shares that are issuable upon exercise of (x) options granted pursuant to the Prior Plan, or (y) “Prior Plan Options” as such term is defined in the Prior Plan, in either case which expire or become unexercisable for any reason without having been exercised in full after the effective date of the Plan, plus (C) an additional increase of 1,500,000 Shares to be approved by the Company’s shareholders on the effective date of the Plan. Notwithstanding the foregoing, the maximum aggregate number of Shares that may be issued under the Plan through Incentive Stock Options is 3,312.501. The limitations of this Section 3(a)(i) shall be subject to the adjustments provided for in Section 15 of the Plan.

(ii) Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available to grant under the Plan. Notwithstanding the foregoing, the aggregate number of shares of Common Stock that may be issued under the Plan upon the exercise of Incentive Stock Options shall not be increased for restricted Shares that are forfeited or repurchased. Notwithstanding anything in the Plan, or any Award Agreement to the contrary, Shares attributable to Awards transferred under any Award Transfer Program shall not be again available for grant under the Plan. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

                (b)           Code Section 162(m) Limit.  Subject to the provisions of Section 15 of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Awardee shall not exceed 250,000, except that in connection with his or her initial service, an Awardee may be granted Awards covering up to an additional 500,000 Shares. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 3(b) shall be subject to adjustment under Section 15 of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m).

4.             Administration of the Plan.

                (a)          Procedure.

(i) Multiple Administrative Bodies. The Plan shall be administered by the Board, a Committee and/or their delegates.

(ii) Section 162. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, Awards to “covered employees” within the meaning of Section 162(m) of the Code or Employees that the Committee determines may be “covered employees” in the future shall be made by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made in such a manner to satisfy the requirement for exemption under Rule 16b-3.

(iv) Other Administration. The Board or a Committee may delegate to an authorized Officer or Officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code.

(v) Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

                (b)           Powers of the Administrator.  Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

(i) to select the Service Providers of the Company or its Affiliates to whom Awards are to be granted hereunder;

(ii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iii) to determine the type of Award to be granted to the selected Service Provider;

(iv) to approve the forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability, acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

(vi) to correct administrative errors;

(vii) to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

(viii) to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

(x) to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such amendment is subject to Section 16 of the Plan and may not materially impair any outstanding Award unless agreed to in writing by the Participant;

(xi) to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued pursuant to an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

(xii) to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by service providers of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

(xiii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiv) to implement an Award Transfer Program;

(xv) to determine whether Awards will be settled in Shares, cash or in any combination thereof;

(xvi) to determine whether Awards will be adjusted for Dividend Equivalents;

(xvii) to establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xviii) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including, without limitation, (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xix) to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award;

(xx) to institute an Exchange Program; and

(xxi) to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

                (c)          Effect of Administrator’s Decision.  All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations, including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

5.             Eligibility. Awards may be granted to Service Providers of the Company or any of its Affiliates.

6.             Term of Plan. The Plan shall become effective on the effective date of its approval by stockholders of the Company. It shall continue in effect for a term of ten years from the date the Plan is approved by stockholders of the Company unless terminated earlier under Section 16 of the Plan.

7.             Term of Award.  The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option, the term shall be ten years from the Grant Date or such shorter term as may be provided in the Award Agreement.

8.             Options. The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the Awardee or within the control of others.

                (a)          Option Agreement.  Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Shares and the means of payment for the Shares, (iv) the term of the Option, (v) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option and forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator.

                (b)          Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date. Notwithstanding the foregoing, if any Employee to whom an Incentive Stock Option is granted is a 10% Stockholder, then the exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the Grant Date.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date. The per Share exercise price may also vary according to a predetermined formula; provided, that the exercise price never falls below 100% of the Fair Market Value per Share on the Grant Date. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.

(iii) Notwithstanding the foregoing, so long as the issuance and sale of securities under this Plan require qualification under the California Corporate Securities Law of 1968, the per Share exercise price of an Option shall be determined by the Administrator but shall not be less than 100% (or 110% in the case of a person who owns on the date of grant of such Option, securities of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation) of the Fair Market Value of a share of Common Stock on the Grant Date.

(iv) Notwithstanding the foregoing, at the Administrator’s discretion, Conversion Awards may be granted in substitution and/or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution and/or conversion. The terms of the Conversion Awards shall be determined by the Administrator in accordance with the rules provided for in Code Section 424(a).

                (c)          Vesting Period and Exercise Dates.  Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued service, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option. Notwithstanding the foregoing, so long as the issuance and sale of securities under this Plan require qualification under the California Corporate Securities Law of 1968, an Option awarded to anyone other than an Officer, Director or Consultant of the Company shall vest at a rate of at least 20% per year.

                (d)          Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

(i) cash;

(ii) check or wire transfer;

(iii) subject to any conditions or limitations established by the Administrator, other Shares which (A) in the case of Shares acquired upon the exercise of an Option, have been owned by the Participant for more than six months (or such other period of time, as required by the applicable accounting requirements) on the date of surrender or attestation and (B) have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv) consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator;

(v) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

(vi) any combination of the foregoing methods of payment.

                (e)          Buyout Provisions.  The Administrator may at any time offer to buy out for a payment in Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

9.             Incentive Stock Option Limitations

                (a)          Eligibility.  Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Related Corporations may be granted Incentive Stock Options.

                 (b)           $100,000 Limitation.  Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Related Corporations) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. An Incentive Stock Option is considered to be first exercisable during a calendar year if the Incentive Stock Option will become exercisable at any time during the year, assuming that any condition on the Awardee’s ability to exercise the Incentive Stock Option related to the performance of services is satisfied. If the Awardee’s ability to exercise the Incentive Stock Option in the year is subject to an acceleration provision, then the Incentive Stock Option is considered first exercisable in the calendar year in which the acceleration provision is triggered. For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted. However, because an acceleration provision is not taken into account prior to its triggering, an Incentive Stock Option that becomes exercisable for the first time during a calendar year by operation of such provision does not affect the application of the $100,000 limitation with respect to any Incentive Stock Option (or portion thereof) exercised prior to such acceleration. The Fair Market Value of the Shares shall be determined as of the Grant Date.

                 (c)           Leave of Absence.  For purposes of Incentive Stock Options, no leave of absence may exceed three months, unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or a Related Corporation is not so provided by statute or contract, an Awardee’s employment with the Company shall be deemed terminated on the first day immediately following such three month period of leave for Incentive Stock Option purposes and any Incentive Stock Option granted to the Awardee shall cease to be treated as an Incentive Stock Option and shall terminate upon the expiration of the three month period following the date the employment relationship is deemed terminated.

                 (d)          Transferability.  The Option Agreement must provide that an Incentive Stock Option cannot be transferable by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, must not be exercisable by any other person. Notwithstanding the foregoing, the Administrator, in its sole discretion, may allow the Awardee to transfer his or her Incentive Stock Option to a trust where under Section 671 of the Code and other Applicable Law, the Awardee is considered the sole beneficial owner of the Option while it is held in the trust. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option.

                 (e)           Exercise Price.  The per Share exercise price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i) of the Plan.

                 (f)            10% Stockholder.  If any Employee to whom an Incentive Stock Option is granted is a 10% Stockholder, then the Option term shall not exceed five years measured from the date of grant of such Option.

                 (g)         Other Terms.  Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code.

10.          Exercise of Option.

                (a)          Procedure for Exercise; Rights as a Stockholder.

(i) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement.

(ii) An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) with respect to Nonstatutory Stock Options, payment of all applicable withholding taxes.

(iii) Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

(iv) The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised. An Option may not be exercised for a fraction of a Share.

                 (b)          Effect of Termination of Service on Options.

(i) Generally. Unless otherwise provided for by the Administrator, if a Participant ceases to be a Service Provider, other than upon the Participant’s death or Total and Permanent Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). Notwithstanding the foregoing, so long as the issuance and sale of securities under this Plan require qualification under the California Corporate Securities Law of 1968, upon Participant’s Termination of Service, other than due to death, Total and Permanent Disability, or cause, the Participant may exercise his or her Option (i) at any time on or prior to the date determined by the Administrator, which date shall be at least 30 days subsequent to the Participant’s termination date (but in no event later than the expiration of the term of such Option), and (ii) only to the extent that the Participant was entitled to exercise such Option on the termination date. In the absence of a specified time in the Award Agreement, the vested portion of the Option will remain exercisable for three months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(ii) Disability of Awardee. Unless otherwise provided for by the Administrator, if a Participant ceases to be a Service Provider as a result of the Participant’s Total and Permanent Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). Notwithstanding the foregoing, so long as the issuance and sale of securities under this Plan require qualification under the California Corporate Securities Law of 1968, in the event of Participant’s Termination of Service due to his or her Total and Permanent Disability, the Participant may exercise his or her Option (i) at any time on or prior to the date determined by the Administrator, which date shall be at least six months subsequent to the termination date (but in no event later than the expiration date of the term of his or her Option), and (ii) only to the extent that the Participant was entitled to exercise such Option on the termination date. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve months following the Participant’s termination. Unless otherwise provided by the Administrator, if at the time of disability the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan on the date of the Participant’s disability. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Death of Awardee. Unless otherwise provided for by the Administrator, if a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. Notwithstanding the foregoing, so long as the issuance and sale of securities under this Plan require qualification under the California Corporate Securities Law of 1968, in the event that the Participant dies prior to a Termination of Service, the Participant’s Option may be exercised by the Participant’s designated beneficiary (i) at any time on or prior to the date determined by the Administrator, which date shall be at least six months subsequent to the date of death (but in no event later than the expiration date of the term of his or her Option), and (ii) only to the extent that the Participant was entitled to exercise the Option at the date of death. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan on the date of the Participant’s death. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

11.           Stock Awards.

                 (a)            Stock Award Agreement.  Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retained and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

                 Notwithstanding the foregoing, so long as the issuance and sale of securities under this Plan require qualification under the California Corporate Securities Law of 1968, the purchase price for restricted Shares shall be determined by the Administrator, but shall not be less than 85% (or 100% in the case of a person who owns on the date of grant of such restricted stock, securities of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation) of the Fair Market Value of a share of Common Stock on the date of grant of such restricted stock.

                 (b)           Restrictions and Performance Criteria. The grant, issuance, retention and/or vesting of each Stock Award may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Notwithstanding the foregoing, so long as the issuance and sale of securities under this Plan require qualification under the California Corporate Securities Law of 1968, restricted stock awarded to anyone other than an Officer, Director or Consultant of the Company shall vest at a rate of at least 20% per year.

                 Notwithstanding anything to the contrary herein, the performance criteria for any Stock Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing.

                 (c)            Forfeiture.  Unless otherwise provided for by the Administrator, upon the Awardee’s Termination of Service, the Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased any Shares, the Company shall have a right to repurchase the unvested Shares at the original price paid by the Participant.

                  (d)             Rights as a Stockholder.   Unless otherwise provided by the Administrator, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant. Unless otherwise provided by the Administrator, a Participant holding Stock Units shall be entitled to receive dividend payments as if he or she was an actual stockholder.

12.             Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, a SAR may be granted to a Service Provider at any time and from time to time as determined by the Administrator in its sole discretion.

                  (a)             Number of SARs.  The Administrator shall have complete discretion to determine the number of SARs granted to any Service Provider.

                  (b)            Exercise Price and Other Terms.  The per SAR exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the other terms and conditions of SARs granted under the Plan.

                  (c)             Exercise of SARs.  SARs shall be exercisable on such terms and conditions as the Administrator, in its sole discretion, shall determine.

                  (d)             SAR Agreement.  Each SAR grant shall be evidenced by a SAR Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

                  (e)            Expiration of SARs.  A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the SAR Agreement. Notwithstanding the foregoing, the rules of Section 10(b) will also apply to SARs.

                   (f)            Payment of SAR Amount.  Upon exercise of a SAR, the Participant shall be entitled to receive a payment from the Company in an amount equal to the difference between the Fair Market Value of a Share on the date of exercise over the exercise price of the SAR. This amount shall be paid in Shares of equivalent value.

13.             Cash Awards.  Each Cash Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period.

                   (a)            Cash Award.  Each Cash Award shall contain provisions regarding (i) the performance goal(s) and maximum amount payable to the Participant as a Cash Award, (ii) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Cash Award prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a Cash Award that is settled for cash may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of a Cash Award granted under this Plan for any fiscal year to any Awardee that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code shall not exceed $1,000,000.

                  (b)            Performance Criteria.  The Administrator shall establish the performance criteria and level of achievement versus these criteria which shall determine the target and the minimum and maximum amount payable under a Cash Award, which criteria may be based on financial performance and/or personal performance evaluations. The Administrator may specify the percentage of the target Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing.

                  (c)             Timing and Form of Payment.  The Administrator shall determine the timing of payment of any Cash Award. The Administrator may specify the form of payment of Cash Awards, which may be cash or other property, or may provide for an Awardee to have the option for his or her Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property.

                  (d)            Termination of Service.  The Administrator shall have the discretion to determine the effect of a Termination of Service on any Cash Award due to (i) disability, (ii) retirement, (iii) death, (iv) participation in a voluntary severance program, or (v) participation in a work force restructuring.

14.             Other Provisions Applicable to Awards.

                  (a)             Non-Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. The Administrator may make an Award transferable to an Awardee’s family member or any other person or entity. If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

                  (b)           Qualifying Performance Criteria.  For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation; (xxiii) improvement in workforce diversity, (xxiv) EBITDA, and (xxv) any other similar criteria. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.

                    (c)            Certification.  Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

                    (d)           Discretionary Adjustments Pursuant to Section 162(m).  Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retained and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

                    (e)             Section 409A.  Notwithstanding anything in the Plan to the contrary, it is the intent of the Company that all Awards granted under this Plan shall not cause an imposition of the additional taxes provided for in Section 409A(a)(1)(B) of the Code.

15.               Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

                    (a)             Changes in Capitalization.  Subject to any required action by the stockholders of the Company, (i) the number and kind of Shares covered by each outstanding Award, and the number and kind of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, (ii) the price per Share subject to each such outstanding Award, and (iii) the Share limitations set forth in Section 3 of the Plan, shall be proportionately adjusted for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

                       (b)            Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Option to be fully vested and exercisable until ten days prior to such transaction. In addition, the Administrator may provide that any restrictions on any Award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed transaction.

                        (c)           Change in Control.  In the event there is a Change in Control of the Company, as determined by the Board or a Committee, the Board or Committee may, in its discretion, (i) provide for the assumption or substitution of, or adjustment to, each outstanding Award; (ii) accelerate the vesting of Options and SARs and terminate any restrictions on Stock Awards or Cash Awards; and (iii) provide for the cancellation of Awards for a cash payment to the Participant.

16.                  Amendment and Termination of the Plan.

                        (a)             Amendment and Termination.  The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by Applicable Law.

                        (b)            Effect of Amendment or Termination.  No amendment, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

                        (c)            Effect of the Plan on Other Arrangements.  Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including, without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

17.                Designation of Beneficiary.

                      (a)            An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

                      (b)            Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law.

18.                No Right to Awards or to Service.  No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the service of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Service Provider or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

19.                Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. Notwithstanding anything in the Plan to the contrary, it is the intent of the Company that the Plan shall be administered so that the additional taxes provided for in Section 409A(a)(1)(B) of the Code are not imposed.

20.                Inability to Obtain Authority.  To the extent the Company is unable to or the Administrator deems that it is not feasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.                 Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

22.                Notice.  Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

23.                 Governing Law; Interpretation of Plan and Awards.

                      (a)            This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.

                      (b)            In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

                      (c)            The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

                      (d)            The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

                      (e)            All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. In the event the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Awardee shall as a condition to the receipt of an Award be deemed to explicitly waive any right to judicial review.

24.               Limitation on Liability.  The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

                     (a)            The Non-Issuance of Shares.  The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

                     (b)            Tax Consequences.  Any tax consequence expected, but not realized, by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

25.                 Unfunded Plan.  Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

                                IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan, effective as of _____________, 2005.

AMERICAN TECHNOLOGY CORPORATION, a Delaware corporation

Date: ______________, 2005	By: ________________________________

Its: ________________________________

AMERICAN TECHNOLOGY CORPORATION

THIS PROXY RELATES TO AN ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD

APRIL 28, 2005

                The undersigned hereby appoints ELWOOD G. NORRIS, KALANI JONES and MICHAEL A. RUSSELL or any of them, with full power of substitution, as attorneys and proxies to vote all shares of Common Stock of American Technology Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of AMERICAN TECHNOLOGY CORPORATION (the “Company”) to be held at 2:00 p.m. (local time) at the offices of the Company, 13114 Evening Creek Drive South, San Diego, California 92128 on April 28, 2005 and any postponements, continuations and adjournments thereof, with all powers which the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

                UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL ONE AND FOR PROPOSALS TWO AND THREE, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW

PROPOSAL ONE:    To elect directors to serve for the ensuing year and until their successors are elected.

☐	FOR all nominees listed below (except as marked to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

Nominees:             Elwood G. Norris, Kalani Jones, Richard M. Wagner, David J. Carter and Daniel Hunter

To withhold authority to vote for any nominee(s) write such nominee(s)’ name(s) below:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS TWO AND THREE

PROPOSAL TWO:     To ratify the selection of BDO Seidman, LLP as independent registered public accounting firm of the Company for the fiscal year ending September 30, 2005.

☐	FOR	☐	AGAINST	☐	ABSTAIN

PROPOSAL THREE:            To approve the American Technology Corporation 2005 Equity Incentive Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(Continued and to be signed on the other side)

(Continued from other side)

                This proxy has been solicited by or for the benefit of the Board of Directors of the Company. I understand that I may revoke this proxy only by written instructions to that effect, signed and dated by me, which must be actually received by the Company prior to commencement of the Annual Meeting.

DATED:	, 2005	Signature

Print Name

IF THE STOCK IS HELD JOINTLY, BOTH OWNERS MUST SIGN

Signature

Print Name

(Please date and sign exactly as name or names appear on your stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full the corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by authorized person. IF THE STOCK IS HELD JOINTLY, BOTH OWNERS MUST SIGN.)

Mail or Deliver this Proxy to:
AMERICAN TECHNOLOGY CORPORATION
13114 Evening Creek Drive South
San Diego, California 92128
(858) 679-2114
I will be attending the meeting    ☐